Exhibit 99.1

PRESS RELEASE

Contact: William Johnson

CFO

PNA Group, Inc

770-641-6460

FOR IMMEDIATE RELEASE

PNAG REPORTS 2007 4th QUARTER AND FISCAL YEAR RESULTS

March 25 – Atlanta, GA – PNA Group, Inc. (“PNAG”) today announced its operating results for the quarter ended December 31, 2007. Net sales were $398.3 million for the fourth quarter, a reduction of $0.3 million from the prior year of $398.6 million. Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by PNAG and its creditors to monitor the performance of the business, was $22.5 million for the fourth quarter 2007, a $12.2 million decrease from $34.7 million in the fourth quarter 2006. The Company recognized $2.9 million in depreciation and amortization expenses during the quarter. Interest expense for the fourth quarter 2007 was $11.6 million. Operating income was $19.8 million, a decrease of $11.8 million from $31.6 million in the fourth quarter 2006. Net income was $4.3 million versus $13.4 million in the prior year quarter.

For the year ended December 31, 2007, net sales were $1,632.5 million, compared to $1,561.4 million in the prior year (for predecessor and successor companies non-GAAP combined). Adjusted EBITDA for the year was $109.7 million versus $141.0 million for the prior year period. Full year operating income was $90.8 million compared to $119.4 million in 2006, and net income was $27.3 million compared to $59.0 million in the prior year to date period.

The Company had $213.4 million drawn under its credit facility at December 31, 2007, with excess availability of $147.4 million. Total debt of $512.4 million at year end was $48.1 million higher than at December 31, 2006. Capital expenditures of $4.2 million were made during the fourth quarter 2007 and $14.8 million for the fiscal year. During the year, net cash provided by operating activities was $61.5 million. Net income for the year was $27.3 million, of which $11.6 million related to non-cash depreciation and amortization charges.

On December 24, 2007, PNAG completed the acquisition of Precision Flamecutting & Steel, L.P. (“Precision Flamecutting”) for $54.4 million, which was financed through our revolving credit facility. Precision Flamecutting is based in Houston and is in the business of processing and distributing carbon and alloy steel plate, primarily to customers in the energy services sector. It will be included in the company’s Long Products and Plate segment for reporting purposes.

Maurice S. Nelson, Jr., Chief Executive Officer of PNAG said “The Company faced a more competitive market in 2007 than in 2006. The primary financial impacts from this were lower gross margins. Our gross margin for the December 2007 quarter was 16.0% versus 18.8% in the prior year quarter and for the full year 2007 gross margin declined to 17.1% from 18.9% in the prior year. This is the primary cause of the drop in our operating margins to 5.0% in the current quarter from 7.9% for the prior year quarter, and 5.6% for the year compared to 7.6% last year.”

“We currently see that most of our end markets, in particular non-residential construction and energy, remain healthy. We believe this is evidenced by consistent volumes shipped (excluding tolling) with equivalent volumes for the quarter compared to the prior year quarter. Volume for the fiscal year rose 2.2%, with Long Products and Plate volumes increasing 7.0% and Flat Rolled declining 7.5%. The Long Products and Plate increase is mainly attributable to the acquisition of MSC in May 2006. “

“Excluding $5.9 million of inventory added related to the Precision acquisition, our inventory decreased $24.4 million during the fiscal year.”

“The company has had a strong start to 2008 with solid volumes and improving gross margins from those experienced in the second half of 2007. Further, we are progressing on facility expansions and two new facilities in the Long Products and Plate segment that should allow for increased capacity in key markets beginning in the second half 2008. We will continue, however, to closely monitor our end-markets for changes in demand and if weakness develops adjust our inventory levels accordingly.”

“We have recently completed an amendment (9th) to our revolving credit agreement the highlights of which are additional borrowing capacity, an increase to the limits of permitted capital expenditures, and greater flexibility for future acquisitions.”

PNAG has scheduled a conference call for Wednesday, March 26, 2008 at Noon Eastern Time. The dial-in number 866-535-2468, (the international number is 706-643-2662). The conference identification # is 40553079. A replay of the conference call can be accessed at 800-642-1687 or 706-645-9291 through Tuesday, April 1.

PNAG is a leading national steel service center group that distributes steel products and provides value-added steel processing services to our customers, which are largely comprised of fabricators and original equipment manufacturers, across a diversified group of industries, including the non-residential construction, machinery and equipment, manufacturing, oil and gas, telecommunications and utilities markets. The Company distributes a variety of steel products, including a full line of structural and long products, plate, flat rolled coil, tubulars and sheet, as well as performs a variety of value-added processing services for our customers.

For more information, visit the Company’s website at http://www.pnagroupinc.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s Prospectus to our Registration Statement on Form S-4 (Registration No. 333-142896), which is on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information for investors may be found at the Company’s website.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of dollars)

	Successor
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006
Net sales	$398,275	$398,568
Cost and expenses:
Cost of materials sold (exclusive of items shown below)	334,595	323,825
Processing	8,684	6,558
Distribution	2,144	4,961
Selling, general, and administrative	30,153	28,088
Amortization of intangibles	1,307	1,962
Depreciation	1,563	1,527

Total operating costs and expenses	378,446	366,921

Operating income	19,829	31,647
Interest expense	11,598	9,947
Income from equity investments	(740)	(242)

Income before minority interest and income tax expense	8,971	21,942
Minority interest	644	967

Income before income tax expense	8,327	20,975
Income tax expense	4,023	7,540

Net income	$4,304	$13,435

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of dollars)

	Successor		Predecessor
	Year Ended December 31, 2007	May 10 to December 31, 2006	January 1 to May 9, 2006
Net sales	$1,632,469	$1,074,201	$487,190
Cost and expenses:
Cost of materials sold (exclusive of items shown below)	1,353,843	864,271	401,612
Processing	33,232	20,664	11,985
Distribution	19,348	14,647	6,395
Selling, general, and administrative	123,725	75,829	35,393
Amortization of intangibles	5,365	4,087	—
Depreciation	6,188	3,839	3,262

Total operating costs and expenses	1,541,701	983,337	458,647

Operating income	90,768	90,864	28,543
Interest expense	44,168	22,624	1,375
Income from equity investments	(2,558)	(942)	(770)

Income before minority interest and income tax expense	49,158	69,182	27,938
Minority interest	3,268	2,507	788

Income before income tax expense	45,890	66,675	27,150
Income tax expense	18,584	24,666	10,146

Net income	$27,306	$42,009	$17,004

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

	Successor
	December 31, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$4,897	$3,201
Restricted cash	2,096	1,063
Accounts receivable, less allowance for doubtful accounts of $4,985 and $5,430, respectively	185,932	188,911
Inventories, net	392,110	410,604
Receivables from affiliates	2,662	3,906
Other current assets	18,947	16,852

Total current assets	606,644	624,537
Property, plant and equipment, net	72,104	61,542
Goodwill	32,667	9,886
Intangible assets, net	34,380	19,338
Deferred financing costs, net	11,351	11,037
Equity investments	8,941	7,643
Other noncurrent assets	2,215	2,771

Total assets	$768,302	$736,754

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$136,218	$141,594
Payables to affiliates	1,125	603
Other payables	42,018	48,096
Income taxes payable	6,949	8,472

Total current liabilities	186,310	198,765
Long term debt, net of current maturities	511,602	463,414
Deferred income taxes	1,194	1,605
Accrued pension costs	3,316	5,293

Total liabilities	702,422	669,077

Commitments and contingencies	—	—
Minority interest	1,483	1,547
Stockholder’s equity
Common stock: $1 par value - 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	64,188	66,259
Retained earnings	—	—
Accumulated other comprehensive deficit	208	(130)

Total stockholder’s equity	64,397	66,130

Total liabilities and stockholder’s equity	$768,302	$736,754

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars)

	Successor		Predecessor
	Year Ended December 31, 2007	May 10 to December 31, 2006	January 1 to May 9, 2006
Cash flows from operating activities
Net income	$27,306	$42,009	$17,004
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	11,553	7,926	3,262
Amortization of deferred financing costs	1,254	—	—
Provision for bad debts	797	667	462
Deferred income taxes	(1,076)	(2,226)	(540)
Loss (gain) on disposal of fixed assets	(461)	—	—
Minority interests	3,268	2,507	788
Income from equity investments	(2,558)	(942)	(770)
Dividends received from equity investments	1,260	1,165	—
(Increase) decrease in
Accounts receivable	7,583	2,708	(27,454)
Receivables from/payables to affiliates	1,766	(2,512)	(1,893)
Inventories	24,431	(98,599)	(66,824)
Other assets	731	(7,376)	11,591
Increase (decrease) in
Payables	(8,053)	(19,750)	43,521
Accruals	(2,430)	13,118	(2,077)
Income tax payable	(1,939)	7,284	372
Accrued pension cost	(1,977)	(1,613)	(515)

Net cash (used in) provided by operating activities	61,455	(55,634)	(23,073)

Cash flows from investing activities
Increase in restricted cash	(1,033)	(1,063)	—
Purchases of property, plant and equipment	(14,778)	(4,902)	(2,460)
Proceeds from disposals of property, plant and equipment	1,125	4,558	—
Acquisition of PNA Group, Inc., net of cash acquired	—	(261,568)	—
Acquisition of MSC, net of cash acquired	(5,300)	(53,700)
Acquisition of Precision Flamecutting, net of cash acquired	(53,927)	—	—

Net cash used in investing activities	(73,913)	(316,675)	(2,460)

Cash flows from financing activities
Proceeds from bond issue	—	250,000	—
Net (payments) proceeds on revolving credit facility	49,033	162,521	(54,458)
Proceeds (repayment) of term loan	—	(85,000)	85,000
Other long-term debt	(853)	(340)	72
Proceeds from mortgages on real estate	—	49,875	—
Issuance of common stock	—	62,500	—
Capital contribution from parent	—	54,221	—
Deferred financing costs	(1,568)	(8,453)	(3,435)
Dividend paid to minority interest holders	(2,438)	(2,058)	(343)
Dividends paid to stockholder	(30,020)	(109,269)	(2,000)

Net cash provided by (used in) financing activities	14,154	373,997	24,836

Net increase (decrease) in cash and cash equivalents	1,696	1,688	(697)
Cash and cash equivalents at beginning of period	3,201	1,513	2,210

Cash and cash equivalents at end of period	$4,897	$3,201	$1,513

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

Successor Company Year Ended December 31, 2007	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$1,194,936	$437,533	$—	$1,632,469
Cost and expenses:
Cost of materials sold	978,027	375,816	—	1,353,843
Processing, distribution and S,G&A costs	118,666	47,759	9,880	176,305
Depreciation and amortization	8,352	2,620	581	11,553

Total operating costs and expenses	1,105,045	426,195	10,461	1,541,701

Operating income	$89,891	$11,338	$(10,461)	$90,768

Tons sold	1,306	567	—	1,873
Tons tolled	—	642	—	642

Tons shipped	1,306	1,209	—	2,515

Combined Non-GAAP Financial Information

The tables on the following page presents our results of operations on a consolidated basis and by segment for the periods January 1, 2006 to May 9, 2006 (Predecessor) and May 10, 2006 to December 31, 2006 (Successor) and the combination of the results of these periods (dollars and tonnage in thousands).

Accounting principles generally accepted in the United States of America, or GAAP, do not allow for such combination of Predecessor and Successor financial results and this approach yields results that are not comparable on a period-to-period basis due to the new basis of accounting established at the date of the Platinum Acquisition. We believe the combined results provide the most meaningful way to compare our results of operations for the year ended December 31, 2006 compared to the same period in the following year because a partial period consisting of the period May 10, 2006 to December 31, 2006 compared to the year ended December 31, 2007 would not be meaningful. The combined information is the result of merely adding the Predecessor and Successor columns and does not include any pro forma assumptions or adjustments

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

Predecessor Company Period from January 1 to May 9, 2006	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$315,034	$172,156	$—	$487,190
Cost and expenses:
Cost of materials sold	253,790	147,822	—	401,612
Processing, distribution and S,G&A costs	30,962	18,080	4,731	53,773
Depreciation and amortization	1,293	1,967	2	3,262

Total operating costs and expenses	286,045	167,869	4,733	458,647

Operating income	$28,989	$4,287	$(4,733)	$28,543

Tons sold	373	228	—	601
Tons tolled	—	271	—	271

Tons shipped	373	499	—	872

Successor Company Period from May 10 to December 31, 2006	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$764,380	$309,821	$—	$1,074,201
Cost and expenses:
Cost of materials sold	602,911	261,360	—	864,271
Processing, distribution and S,G&A costs	75,660	31,886	3,594	111,140
Depreciation and amortization	5,907	1,760	259	7,926

Total operating costs and expenses	684,478	295,006	3,853	983,337

Operating income	$79,902	$14,815	$(3,853)	$90,864

Tons sold	847	385	—	1,232
Tons tolled	—	479	—	479

Tons shipped	847	864	—	1,711

Combined Predecessor/Successor Non-GAAP Year Ended December 31, 2006	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$1,079,414	$481,977	$—	$1,561,391
Cost and expenses:
Cost of materials sold	856,701	409,182	—	1,265,883
Processing, distribution and S,G&A costs	106,622	49,966	8,325	164,913
Depreciation and amortization	7,200	3,727	261	11,188

Total operating costs and expenses	970,523	462,875	8,586	1,441,984

Operating income	$108,891	$19,102	$(8,586)	$119,407

Tons sold	1,220	613	—	1,833
Tons tolled	—	750	—	750

Tons shipped	1,220	1,363	—	2,583

PNA GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED SEGMENT INFORMATION

(in thousands of dollars and tons)

Successor Company Three Months Ended December 31, 2007	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$291,755	$106,520	$—	$398,275
Cost and expenses:
Cost of materials sold	242,653	91,942	—	334,595
Processing, distribution and S,G&A costs	28,166	10,822	1,993	40,981
Depreciation and amortization	2,103	621	146	2,870

Total operating costs and expenses	272,922	103,385	2,139	378,446

Operating income	$18,833	$3,135	$(2,139)	$19,829

Tons sold	313	142	—	455
Tons tolled	—	149	—	149

Tons shipped	313	291	—	604

Successor Company Three Months Ended December 31, 2006	Long Products and Plate	Flat Rolled	Corporate and Other	Total
Net sales	$294,557	$104,011	$—	$398,568
Cost and expenses:
Cost of materials sold	236,292	87,533	—	323,825
Processing, distribution and S,G&A costs	29,320	8,211	2,076	39,607
Depreciation and amortization	2,703	611	175	3,489

Total operating costs and expenses	268,315	96,355	2,251	366,921

Operating income	$26,242	$7,656	$(2,251)	$31,647

Tons sold	325	129	—	454
Tons tolled	—	169	—	169

Tons shipped	325	298	—	623

EBITDA and Adjusted EBITDA Non-GAAP Presentation

EBITDA represents net income before interest, income taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, or GAAP. The items excluded from EBITDA are significant components in understanding and assessing financial performance. We have included data with respect to EBITDA because we consider it to be a supplemental indicator of our operating performance. Also, we believe that EBITDA is commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. In addition, we have calculated Adjusted EBITDA, which adjusts the EBITDA measure for some, but not all, of the items resulting from the Platinum Acquisition and MSC Acquisition that affected our most recent operating results in comparison to prior periods. Management believes that consideration of EBITDA and Adjusted EBITDA should be supplemental, because both have limitations as an analytical financial measure. These limitations include the following:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect the effect of earnings or charges resulting from matters our management considers not to be indicative of our ongoing operations; and

•

not all of the companies in our industry may calculate EBITDA and Adjusted EBITDA in the same manner in which our company calculates EBITDA and Adjusted EBITDA, which limits their usefulness as comparative measures.

As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, as calculated in accordance with GAAP, as measures of operating performance, nor should they be considered as alternatives to cash flows, as calculated in accordance with GAAP, as a measure of liquidity.

For purposes of arriving at our results for the year ended December 31, 2006, we combined the Company’s results for the period January 1, 2006 to May 9, 2006, the Predecessor company period, and the Company’s results for the period May 10, 2006 to December 31, 2006, the Successor company period. Accounting principles generally accepted in the United States of America, or GAAP, do not allow for such combination of Predecessor and Successor financial results and this approach yields results that are not comparable on a period-to-period basis due to the new basis of accounting established at the date of the Platinum Acquisition. We believe the combined results provide the most meaningful way to comment on our results of operations for the year ended December 31, 2006 compared to the same period in the following year because discussion of a partial period consisting of the period May 10, 2006 to December 31, 2006 compared to the year ended December 31, 2007 would not be meaningful. The combined information is the result of merely adding the Predecessor and Successor columns and does not include any pro forma assumptions or adjustments

The table below presents non-GAAP data for EBITDA and Adjusted EBITDA (in thousands) for the periods May 10, 2006 to December 31, 2006, the three months ended December 31, 2006 and December 31, 2007, and the year ended December 31, 2007 (Successor), January 1, 2006 to May 9, 2006 (Predecessor), and combined January 1, 2006 to May 9, 2006 (Predecessor) and May 10, 2006 to December 31, 2006 (Successor).

EBITDA and Adjusted EBITDA Non-GAAP Presentation

(in thousands of dollars)

	Successor			Predecessor	Successor	Combined Predecessor/ Successor Non-GAAP
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2007	Year Ended December 31, 2007	January 1 to May 9, 2006	May 10 to December 31, 2006	Twelve Months Ended December 31, 2006
Net income	$13,435	$4,304	$27,306	$17,004	$42,009	$59,013
Add: Amortization of intangibles	1,962	1,307	5,365	—	4,087	4,087
Depreciation	1,527	1,563	6,188	3,262	3,839	7,101
Interest expense	9,947	11,598	44,168	1,375	22,624	23,999
Income tax expense	7,540	4,023	18,584	10,146	24,666	34,812

EBITDA	34,411	22,795	101,611	31,787	97,225	129,012
Adjusted for:
Platinum monitoring fees	1,250	1,250	5,000	—	5,000	5,000
Sarbanes-Oxley external consultant services	—	65	1,315	—	—	—
Purchase accounting inventory adjustment	40	—	—	—	4,439	4,439
Rent paid to Travel Main’s subsidiaries	(1,569)	(1,608)	(6,315)	—	(2,446)	(2,446)
Net profit of Travel Main	579	28	894	—	1,036	1,036
Transaction bonuses	—	—	—	3,926	—	3,926
Provision for participation plan	—	—	7,161	—	—	—

Adjusted EBITDA	$34,711	$22,530	$109,666	$35,713	$105,254	$140,967